                                  EXHIBIT 10.7

            NOTE SECURED BY STOCK PURSUANT TO STOCK PLEDGE AGREEMENT

$50,000                                                            June 18, 1997

FOR VALUE RECEIVED, Jack Regula (the "Maker") promises to pay to the order of Sebring Systems, Inc., a New York corporation (the "Company"), the principal sum of Fifty Thousand Dollars ($50,000) upon the terms and conditions specified below.

      1. Interest. Interest shall accrue on the unpaid balance outstanding from June 18, 1997 to maturity under this Note at the rate of six percent (6%) per annum. Interest shall be calculated on the basis of a 365-day year.

      2. Due Date. The entire principal amount of Fifty Thousand Dollars ($50,000), plus all accrued but unpaid interest, shall become due and payable in one lump sum on June 18, 2004 or upon an event of acceleration, whichever first occurs.

      3. Payment. Payment shall be made in lawful tender of the United States and shall be applied to the payment of principal and then interest. Prepayment of the principal and interest balance of this Note may be made in whole or in part at any time without penalty.

      4. Events of Acceleration. The entire unpaid principal balance of this Note, plus all accrued but unpaid interest, shall become immediately due and payable, at the election of the holder of this Note, upon the occurrence of any of the following events:

                  a. the insolvency of the Maker, the commission of any act of bankruptcy by the Maker, the execution by the Maker of a general assignment for the benefit of creditors, the filing by or against the Maker of any petition in bankruptcy or any petition for relief under the provisions of the Federal bankruptcy act or any other state or Federal law for the relief of debtors and the continuation of such petition without dismissal for a period of thirty (30) days or more, the appointment of a receiver or trustee to take possession of any property or assets of the Maker or the attachment of or execution against any property or assets of the Maker; or

                  b. the consummation of a firm commitment underwritten public offering of the Company's Common Stock pursuant to a registration statement filed under the Securities Act of 1933, as amended; provided, however, that if the Maker is subject to a lock-up restriction in connection with the public offering and does not otherwise sell stock in the public offering, such acceleration shall not occur until ninety (90) business days after the end of such lock-up period; or

                  c. the occurrence of any event of default under the Stock Pledge Agreement securing this Note or any obligation secured thereby; or

                  d. any sale for value of Common Stock by Maker to any third party; or

                  e. Maker ceases to be an employee of the Company, except upon cessation due to death, disability or if Maker is Terminated Without Cause as defined in the Restricted Common Stock Purchase Agreement, dated June 18, 1997, between the Company and the Maker (the "Restricted Common Stock Purchase Agreement").

      5. Security. The proceeds of the loan evidenced by this Note shall be applied solely to the payment of the purchase price for the five million (5,000,000) shares of the Company's Common Stock which the Maker has this day acquired pursuant to the Restricted Common Stock Purchase Agreement. Payment of this Note shall be secured by a pledge of the purchased shares in favor of the Company pursuant to the Stock Pledge Agreement executed this date by the Maker in favor of the Company (the "Stock Pledge Agreement"). The Maker shall not be personally liable for payment of this Note beyond the shares that collateralize the loan, and the collateral under the Stock Pledge Agreement shall be the only assets of Maker that may be applied to the satisfaction of the Maker's obligations hereunder.

      6. Collection. If action is instituted to collect this Note, the Maker promises to pay all costs and expenses (including reasonable attorney fees) incurred in connection with such action.

      7. Waiver. A waiver of any term of this Note, the Stock Pledge Agreement or of any of the obligations secured thereby must be made in writing and signed by the Co mpany, and any such waiver shall be limited to its express terms. No delay by the Company in acting with respect to the terms of this Note or the Stock Pledge Agreement shall constitute a waiver of any breach, default, or failure of a condition under this Note, the Stock Pledge Agreement or the obligations secured thereby.

            The Maker waives presentment of this Note, demand for payment, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of interest on interest and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note.

      8. Governing Law. This Note shall be construed in accordance with the laws of the State of California.

      9. Severability. In the event that any of the provisions of this Note shall be held by a court or other tribunal of competent jurisdiction to be illegal, invalid or unenforceable, such provisions shall be limited or eliminated to the minimum extent necessary so that this Note shall otherwise remain in full force and effect.

IN WITNESS WHEREOF, the Maker has signed this Note Secured by Stock Pursuant to Stock Pledge Agreement as of the date first written above.




                                            /s/  Jack Regula
                                            ------------------------------------
                                            JACK REGULA